UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 29, 2011

GLOBAL PHARM HOLDINGS GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-152286	20-8767223
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

25/F New World Center, No. 6009 Yitian Road, Futian District, Shenzhen, People’s Republic of China
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  86-755-83230226

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02      Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim  Review.

On March 28, 2011, the board of directors of Global Pharm Holdings Group, Inc. (“the Company”) concluded that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2010 (which included the consolidated financial statements of the Company for the period indicated therein), as well as the Company’s Amendment No. 1 to its Current Report on Form 8-K/A filed with the SEC on August 25, 2010 (which included the consolidated financial statements of Global Pharma Enterprise Group Limited, the Company's wholly owned subsidiary, for the period ended June 30, 2010) did not properly account for the following items, in accordance with accounting principles generally accepted in the United States, and, as a result, cannot be relied upon:

In connection with the year end financial statement close process, the Company determined that it should recognize a compensation expense for the right to acquire shares issued to 20 members of the Company’s management pursuant to an Earn-in Agreement dated June 29, 2010, as defined and described in further detail below.

Prior to the Reverse Merger (as defined below), on June 29, 2010, Global Pharma Enterprise Group Limited, a BVI company (“Global Pharma”) entered into an Earn-In Agreement with the former shareholders of its subsidiaries and 20 individuals of its management pursuant to which Global Pharma agreed, at a date subsequent to the Earn-In Agreement, to enter into a Share Exchange Agreement with a United States domiciled shell company and at that time the former shareholders and key management would be entitled to call rights to acquire the controlling interest in the publicly held company.

On August 12, 2010, the Company, f/k/aTop Flight Gamebirds, Inc. (“Top Flight”), entered into and consummated a Share Exchange Agreement with Global Pharma to acquire all the issued and outstanding capital stock of Global Pharma, in consideration for 1,800,000 newly issued restricted shares of Top Flight (the “Reverse Merger”).  As a result of the Reverse Merger, Global Pharma became the Company's wholly owned subsidiary. On September 20, 2010, the Company changed its name to Global Pharm Holdings Group, Inc.

After Top Flight entered into the Share Exchange Agreement with Global Pharma on August 12, 2010, pursuant to the Earn-In Agreement between Global Pharma and the individuals identified therein, the former shareholders of Global Pharma’s subsidiaries and Global Pharma key management were given the right to purchase 20,894,000 shares at four different occurrence dates, contingent on various targets for total consideration of $300,000.

The Company needs to revise its consolidated financial statements and disclosures to recognize the compensation expenses for the call rights issued to 20 members of the Company’s management as described above.  Management of the Company will restate the above-mentioned periodic reports and the financial statements contained therein for each of the periods indicated therein, to correct the error noted above and file amendments to the Company’s periodic reports filed with the SEC. On March 29, 2011, the Company entered into an Amendment to the Earn-In Agreement (the “Amendment”) with the former shareholders of its subsidiaries and 20 individuals of its management who were parties to the original Agreement.  Pursuant to the Amendment, all of the four earn-in targets have currently been achieved.  A copy of the Amendment is filed and attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Company’s board of directors as well as its management has discussed the matters in this Report with its independent auditor.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 10.1 — Amendment to Earn-In Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2011	Global Pharm Holdings Group, Inc.

By:	/s/ An Fu
An Fu
Chief Financial Officer